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EXHIBIT 32

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the annual report of Multi-Media Tutorial Services, Inc. (the "Company") on Form 10-KSB for the year ended February 29, 2004 as filed with the Securities and Exchange Commission (the "Report") on the date hereof, I, Barry Reichman, Chief Executive Officer and Chief Financial Officer, to my best knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 certify that:

         (1) The Report fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d));; and

         (2) The information contained in the Report fairly presents, in all materially respects, the consolidated financial condition of the Company as of the dates presented and consolidated result of operations of the Company for the period presented.

Date: January 18, 2005
                                        By: /s/ Barry Reichman
                                            ------------------------------------
                                            Chief Executive Officer,
                                            Chief Financial Officer and Director

This certificate has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.